UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIONEER BOND FUND	PIONEER SERIES TRUST V
PIONEER EQUITY INCOME FUND	PIONEER SERIES TRUST VI
PIONEER FUND	PIONEER SERIES TRUST VII
PIONEER HIGH YIELD FUND	PIONEER SERIES TRUST VIII
PIONEER ASSET ALLOCATION TRUST	PIONEER SERIES TRUST X
PIONEER MID CAP VALUE FUND	PIONEER SERIES TRUST XI
PIONEER MONEY MARKET TRUST	PIONEER SERIES TRUST XII
PIONEER SERIES TRUST II	PIONEER SERIES TRUST XIV
PIONEER SERIES TRUST III	PIONEER SHORT TERM INCOME FUND
PIONEER SERIES TRUST IV	PIONEER VARIABLE CONTRACTS TRUST

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March 4, 2025

PIONEER FUNDS

60 State Street

Boston MA 02110

Dear Valued Shareholder:

As a shareholder of one or more of the Pioneer Funds, you should have recently received in the mail or through email, important proxy material requesting your vote to approve a proposal regarding the reorganization of each Pioneer Fund (each a “Fund” and together, the “Funds”) into a corresponding and newly-created Fund within the Victory Funds. This proposal will be presented at the Special Meeting of Shareholders scheduled to be held on Thursday, March 27, 2025. Each reorganization is part of larger plans to integrate the advisory businesses of Amundi US and Victory Capital Management.

DETAILS ABOUT EACH REORGANIZATION:

•	Each Pioneer Fund will be merged into a newly-created Fund within the Victory Portfolios IV trust.

•	Each newly-created Fund was developed for the sole purpose of this reorganization and is essentially similar to that of the currently fund.

•

The investment objective(s) and principal investment strategies and policies of each new Victory Pioneer Fund will be the same as those of the corresponding Pioneer Fund, except as described in the enclosed proxy statement.

•	The current portfolio management team is expected to manage the newly created Victory Pioneer Fund.

•	There is no material change to day to day portfolio management of your Fund as a result of each reorganization.

•

The net expenses associated with investing in a Victory Pioneer Fund will be no higher than, either (i) net expenses associated with investing in the corresponding Pioneer Fund after application of expense limitation arrangements currently in effect for the Pioneer Fund, if any, or (ii) net expenses of the Pioneer Fund as of the end of the most recent fiscal year end at the time of the closing date of the reorganizations, whichever is lower, for at least three years following the reorganizations.

ACCORDING TO OUR RECORDS WE HAVE NOT RECEIVED YOUR PROXY VOTE. Whether you vote For, Against or Abstain, voting will ensure your shares are represented at the Special Meeting. Please review the proxy material and vote your shares on this important proposal. Remember, your vote is important enough to the outcome of this Special Meeting for us to be reaching out to you.

YOU CAN VOTE USING ONE OF THE CONVENIENT OPTIONS BELOW:

•	Online: Visit the website indicated on the enclosed proxy card.

•	Phone: Call (800) 488-8095. You can speak to a representative to place your vote.

•	Mail: Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

VOTING IS EASY AND ONLY TAKES A MOMENT OF YOUR TIME. By casting your proxy vote now, you will ensure that your shares are represented and that we will not need to reach out to you further relating to the voting process. Detailed information about the Special Meeting of Shareholders and the proposal can be found in the proxy statement, or online at: vote.proxyonline.com/Pioneerfunds/docs

If you have any questions about the proposals, you may contact us at (800) 488-8095. Representatives are available 9:00 am to 10:00 pm Eastern Time, Monday through Friday and Saturday from 10:00 am to 9:00 pm Eastern Time.

Thank you for your time and consideration.

Sincerely,

Lisa M. Jones

President and Chief Executive Officer

R10920